                                                                   EXHIBIT 23(a)
                                                                   -------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Graphic Industries, Inc. for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 1997, with respect to the consolidated financial statements and schedule of Graphic Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP



  Atlanta, Georgia
  July 18, 1997